PROXY
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                            ______________________

                        GENERAL MEETING OF SHAREHOLDERS OF


                       CARMANAH TECHNOLOGIES CORPORATION

TO BE HELD AT THE UNION CLUB (BEGBIE LOUNGE), 805 GORDON STREET, VICTORIA, BC, V8W 1Z6, ON TUESDAY, MAY 27, 2003, AT 10:00 AM.


The undersigned member ("Registered Shareholder") of the Company hereby appoints, ART AYLESWORTH, the President, Chief Executive Officer and a Director of the Company, or failing this person, PRAVEEN K. VARSHNEY, a Director of the
Company,       or       in      the      place      of      the      foregoing,
(print the name), as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the aforesaid meeting of the Registered Shareholders of the Company (the "Meeting") and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The  Registered  Shareholder   hereby  directs  the  proxyholder  to  vote  the
securities of the Company recorded in the name of the Registered Shareholder as specified herein.

THE UNDERSIGNED REGISTERED SHAREHOLDER HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN TO ATTEND AND VOTE AT SAID MEETING.

REGISTERED HOLDER SIGN HERE:


NAME:


DATE SIGNED:



RESOLUTIONS (For full details of each item, please see the enclosed Notice of Meeting and Information Circular)

                                                           For Against  Withhold
1.     Appointment of KPMG, LLP as auditors of the Company         N/A
2.     To determine the number of Directors at five                        N/A
3.     To elect as Director, Praveen K. Varshney                   N/A
4.     To elect as Director, David Green                           N/A
5.     To elect as Director, Art Aylesworth                        N/A
6.     To elect as Director, Trevor Johnstone                      N/A
7.     To elect as Director, Kelly Edmison                         N/A
8.     To approve transaction of other business.                          N/A


                     THIS PROXY MUST BE SIGNED AND DATED.

                    SEE IMPORTANT INSTRUCTIONS ON REVERSE.



If someone other than the named shareholder signs this Proxy on behalf of the named shareholder, documentation acceptable to the Chairman of the Meeting must be deposited with this Proxy granting signing authority to the person signing the proxy.

   To be used at the Meeting, this Proxy must be received at the offices of PACIFIC CORPORATE TRUST COMPANY no later than 48 hours preceding the Meeting or with the Chairman of the Meeting on the day of the Meeting prior to its commencement. The mailing address of Pacific Corporate Trust Company is 10TH
FLOOR, 625 HOWE STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 3B8 AND ITS FAX
 NUMBER IS (604) 689-8144. Telephone voting can be completed at 1-888-Tel-Vote (1-888-835-8683) and Internet voting at http://www.stocktronics.com/webvote.
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INSTRUCTIONS FOR COMPLETION OF PROXY

1.THIS PROXY IS SOLICITED BY THE MANAGEMENT OF THE COMPANY.

1.This form of proxy ("Instrument of Proxy") MUST BE SIGNED by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and IF EXECUTED BY AN ATTORNEY, OFFICER, OR OTHER DULY APPOINTED REPRESENTATIVE, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.IF THIS INSTRUMENT OF PROXY IS NOT DATED in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Pacific Corporate Trust Company.

4.A REGISTERED SHAREHOLDER WHO WISHES TO ATTEND THE MEETING AND VOTE ON THE
  RESOLUTIONS IN PERSON, may simply register with the scrutineers before the Meeting begins.

1. A REGISTERED SHAREHOLDER WHO IS NOT ABLE TO ATTEND THE MEETING IN PERSON BUT WISHES TO VOTE ON THE RESOLUTIONS, may do the following:

   (A) APPOINT ONE OF THE MANAGEMENT PROXYHOLDERS named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote the resolution as if the Registered Shareholder had specified an affirmative vote;

  OR

  (B) APPOINT ANOTHER PROXYHOLDER, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

1. THE SECURITIES REPRESENTED BY THIS INSTRUMENT OF PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE REGISTERED SHAREHOLDER ON ANY POLL of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, if so authorized by this Instrument of Proxy, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

2. If a Registered Shareholder has submitted an Instrument of Proxy, THE REGISTERED SHAREHOLDER MAY STILL ATTEND THE MEETING AND MAY VOTE IN PERSON. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.



TO BE REPRESENTED AT THE MEETING, VOTING INSTRUCTIONS MUST BE DEPOSITED AT THE
           OFFICE OF "PACIFIC CORPORATE TRUST COMPANY" NO LATER THAN
 FORTY EIGHT ("48") HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) PRIOR TO
               THE TIME OF THE MEETING, OR ADJOURNMENT THEREOF.

THE MAILING ADDRESS OF PACIFIC CORPORATE TRUST COMPANY IS 10TH FLOOR, 625 HOWE STREET, VANCOUVER, BRITISH COLUMBIA, V6C 3B8, AND ITS FAX NUMBER IS (604) 689-
                                     8144.

 TELEPHONE VOTING CAN BE COMPLETED AT 1-888-TEL-VOTE (1-888-835-8683)     AND
            INTERNET VOTING AT HTTP://WWW.STOCKTRONICS.COM/WEBVOTE